Index supplement to the prospectus dated April 17, 2026, the prospectus supplement dated April 17, 2026, the product supplement no. 3 - I dated April 17, 2026 and the underlying supplement no. 8 - I dated April 22, 2026 Registration Statement Nos. 333 - 293684 and 333 - 293684 - 1 Dated October 6, 2026 Rule 424(b)(3) OCTOBER 2026 J.P. Morgan Kronos US Equity (JPUSKRSP) Index Hypothetical and Actual Historical Monthly and Annual Returns Backtested Actual Year Dec Nov Oct Sep Aug Jul Jun May Apr Mar Feb Jan 21.28% 6.69% 8.01% - 2.72% 9.08% - 3.26% 2.52% 1954 28.67% - 0.29% 8.04% - 5.91% 3.51% - 1.62% 6.08% 9.82% - 0.83% 5.68% 0.05% 1.02% 1.01% 1955 13.96% 5.30% - 0.25% 0.74% - 4.82% - 4.24% 6.55% 4.24% - 6.22% 0.74% 9.36% 4.82% - 1.76% 1956 - 6.36% - 3.80% 3.75% 0.68% - 6.12% - 5.44% 2.70% - 0.97% 5.40% 4.59% 3.28% - 5.75% - 3.82% 1957 43.76% 4.73% 3.48% 2.90% 4.38% 0.60% 5.45% 2.83% 1.39% 1.12% 5.63% - 1.10% 5.70% 1958 15.51% 3.37% 1.84% 2.38% - 2.83% - 1.04% 3.37% - 0.69% 1.42% 6.03% 0.89% - 0.89% 0.96% 1959 - 3.59% 4.55% 5.43% - 1.92% - 6.18% 2.66% - 1.46% 2.47% 2.90% 0.07% - 3.49% 0.61% - 8.29% 1960 33.04% 0.37% 4.98% 3.51% - 1.46% 3.82% 3.12% - 1.97% 3.54% - 0.41% 4.43% 2.77% 6.59% 1961 - 12.06% 2.20% 11.30% 1.46% - 5.40% 2.91% 7.27% - 7.81% - 10.15% - 9.66% - 0.64% 2.85% - 4.60% 1962 22.05% 2.36% - 2.34% 2.34% - 0.34% 5.70% 2.00% - 2.81% 1.09% 5.60% 3.39% - 1.74% 5.34% 1963 15.55% - 0.17% 0.05% 1.25% 3.69% - 2.67% 3.40% - 0.13% 1.98% 1.90% 1.20% 0.79% 3.43% 1964 7.82% 0.41% - 1.49% 2.87% 4.31% 1.84% 2.38% - 6.67% - 0.66% 3.76% - 2.46% 0.18% 3.66% 1965 - 15.82% - 0.40% - 0.76% 1.97% - 1.46% - 6.42% 0.98% - 1.75% - 8.22% 3.73% - 4.28% - 0.35% 0.53% 1966 22.49% 2.91% - 0.97% - 3.52% 4.39% - 1.00% 5.02% 2.65% - 7.35% 3.92% 5.45% 0.30% 9.80% 1967 5.91% - 6.03% 3.67% 2.47% 5.09% 0.49% - 1.21% 1.91% 1.19% 8.38% 2.21% - 4.84% - 6.44% 1968 - 15.46% - 2.68% - 2.90% 4.55% - 4.73% 4.60% - 5.88% - 4.71% 0.50% 1.98% 2.40% - 6.72% - 2.21% 1969 - 4.47% 5.93% 7.46% - 0.46% 3.03% 2.00% 3.95% - 2.75% - 4.18% - 11.86% 1.87% 4.03% - 11.33% 1970 15.35% 11.51% 2.26% - 3.17% 0.74% 2.54% - 6.17% 0.51% - 5.03% 4.09% 4.06% 0.13% 4.11% 1971 16.02% 1.71% 5.75% - 0.68% - 0.05% 5.53% 0.21% - 3.81% - 0.79% 1.66% 1.39% 2.62% 1.79% 1972 - 15.12% 3.14% - 13.08% - 1.36% 4.87% - 2.89% 1.98% - 2.98% 2.25% - 4.29% 3.07% - 5.51% - 0.07% 1973 - 37.24% - 2.71% - 6.72% 15.25% - 18.13% - 6.55% - 12.78% 0.23% - 1.42% - 5.37% - 1.72% - 1.46% - 0.71% 1974 25.40% - 1.62% 1.54% 9.36% - 6.66% - 0.95% - 10.11% 5.71% 4.14% 4.12% 1.10% 8.52% 9.82% 1975 19.21% 4.39% - 3.06% - 2.70% 5.13% - 1.43% - 2.09% 4.88% - 1.75% - 1.00% 2.68% - 1.21% 15.29% 1976 - 9.44% 0.64% 1.43% - 3.74% 1.15% - 2.71% - 1.63% 5.52% - 0.15% 0.49% - 0.86% - 2.59% - 6.89% 1977 - 1.30% 1.63% 1.26% - 9.99% - 1.53% 4.90% 4.43% - 1.99% 1.06% 8.85% 3.06% - 3.67% - 7.71% 1978 12.81% 2.25% 3.03% - 4.80% - 0.49% 5.88% 1.85% 4.13% - 4.93% 0.94% 6.66% - 6.47% 5.16% 1979 27.75% - 6.87% 10.13% 4.78% 6.52% 1.06% 9.41% 1.64% 3.11% 2.48% - 10.55% - 0.10% 5.19% 1980 - 14.21% - 3.39% 6.14% 5.34% - 5.81% - 8.80% 0.04% - 2.56% - 1.68% - 4.59% 3.94% 3.16% - 5.71% 1981 15.53% 1.28% 6.85% 16.33% 1.46% 6.75% - 1.33% - 1.20% - 5.03% 5.65% - 4.85% - 7.12% - 1.99% 1982 25.05% - 0.10% 1.39% - 0.62% 3.36% 0.67% - 2.53% 6.95% - 1.97% 7.78% 5.48% 0.41% 2.37% 1983 4.08% 1.66% - 0.77% 0.35% - 1.54% 14.75% - 0.43% 4.42% - 8.52% 0.13% 0.29% - 4.32% - 0.42% 1984 30.14% 4.66% 6.93% 4.70% - 4.49% - 1.53% 0.25% 2.38% 7.23% - 1.58% 0.59% 1.19% 7.08% 1985 14.55% - 1.61% 4.97% 5.93% - 10.41% 7.29% - 8.30% 2.16% 3.76% - 2.44% 4.49% 7.49% 2.27% 1986 35.55% 5.52% - 10.81% - 6.31% - 3.07% 5.30% 3.99% 6.84% 2.47% 1.32% 6.05% 4.63% 17.67% 1987 31.03% 2.62% - 0.73% 4.29% 5.00% - 2.51% 0.31% 4.78% 2.35% 0.61% - 1.37% 4.24% 8.26% 1988 25.87% 2.56% 1.06% - 2.78% - 1.18% 1.35% 9.26% - 1.53% 4.19% 5.30% 3.78% - 3.94% 5.99% 1989 - 3.83% 3.73% 7.15% - 0.41% - 3.80% - 8.91% - 2.05% - 2.29% 10.59% - 4.83% 3.41% 1.36% - 6.09% 1990 17.17% 8.18% - 6.69% 0.60% - 2.60% - 0.21% 4.47% - 6.65% 5.31% - 0.10% 4.55% 9.67% 0.92% 1991 0.50% 2.26% 2.96% - 1.40% 1.58% - 3.79% 2.26% - 0.89% 0.23% 2.61% - 3.79% 0.75% - 1.95% 1992 5.14% 1.41% - 1.77% 2.97% - 1.90% 3.02% - 1.34% 0.50% 1.12% - 3.50% 1.75% 3.26% - 0.23% 1993 - 8.43% 0.20% - 6.34% 1.11% - 2.83% 2.31% 2.80% - 4.26% 1.42% 2.48% - 3.28% - 4.51% 2.77% 1994 36.93% 1.16% 4.78% - 0.43% 5.43% - 0.10% 2.92% 3.71% 3.66% 3.28% 2.07% 4.05% 1.52% 1995 25.53% - 4.99% 8.37% 4.55% 5.99% 4.49% - 5.06% 0.56% 2.52% 2.31% 0.51% - 0.09% 4.71% 1996 36.29% 2.41% 5.04% - 1.35% 8.02% - 7.67% 8.22% 3.92% 6.99% 5.65% - 5.63% - 0.42% 7.82% 1997 Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation . Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from July 7 , 1954 through June 10 , 2021 and the actual performance of the Index from June 11 , 2021 through September 30 , 2026 . Please see “Use of hypothetical backtested returns” at the end of this presentation for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns . Except as noted above and in the section entitled “Use of hypothetical backtested returns” at the end of this document, the hypothetical monthly and annual returns set forth above were determined using the methodology currently used to calculate the Index . PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Investing in the notes linked to the Index involves a number of risks . See “Selected Risks” on page 3 of this document, “Risk Factors” in the prospectus supplement and the relevant product supplement and underlying supplement and “Selected Risk Considerations” in the relevant pricing supplement . Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement or prospectus . Any representation to the contrary is a criminal otfense . The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank .

OCTOBER 2026 | J.P. Morgan Kronos US Equity (JPUSKRSP) Index Year Dec Nov Oct Sep Aug Jul Jun May Apr Mar Feb Jan 13.16% 2.88% 8.16% 3.38% 6.92% - 20.67% 0.56% 2.03% - 3.11% 4.21% 4.90% 8.25% - 1.40% 1998 19.13% 5.53% 2.05% 9.96% - 2.90% - 1.35% - 2.15% 4.77% - 2.41% 3.13% 1.87% - 5.63% 5.87% 1999 - 5.60% 1.76% - 7.78% - 1.12% - 5.13% 7.57% - 0.87% 4.10% - 5.51% - 3.23% 14.99% 1.49% - 9.46% 2000 - 0.10% 1.30% 11.30% 3.07% - 6.40% - 8.71% - 0.78% - 0.64% 5.28% 8.94% - 3.14% - 9.79% 1.84% 2001 - 12.19% - 8.85% 6.87% 9.57% - 11.79% 3.27% 2.72% - 7.77% - 0.98% - 7.56% 6.75% - 2.78% 0.33% 2002 28.50% 5.67% 0.91% 6.43% 0.38% 1.33% 1.92% 1.41% 3.15% 10.16% 1.01% - 1.46% - 4.78% 2003 16.89% 3.37% 4.75% 3.26% 1.54% - 1.05% - 3.61% 1.81% 2.73% - 1.97% 0.86% 0.52% 3.83% 2004 9.95% 0.29% 4.99% - 3.18% 1.79% - 0.98% 3.36% 1.20% 4.14% - 0.27% - 1.49% 1.69% - 1.69% 2005 16.71% 1.91% 2.50% 4.20% 1.59% 2.20% 0.69% - 0.03% - 1.67% 1.84% 1.19% - 1.09% 2.36% 2006 10.25% 0.28% - 1.71% 1.73% 2.48% 1.01% 0.07% - 4.11% 5.02% 5.07% 0.34% - 1.06% 1.05% 2007 - 46.34% - 2.96% - 5.57% - 18.24% - 11.94% 1.43% - 4.45% - 8.76% 3.03% 3.75% - 4.61% - 5.98% - 4.05% 2008 36.86% 2.13% 6.25% 1.37% 4.33% 5.39% 7.61% - 1.26% 8.66% 10.45% 7.63% - 13.27% - 4.95% 2009 28.48% 8.55% 2.55% 5.06% 11.23% - 5.71% 8.94% - 5.69% - 7.90% 2.75% 7.05% 1.82% - 1.16% 2010 10.34% 0.98% 4.37% 9.73% - 6.74% - 4.37% 0.16% - 2.52% - 1.86% 4.10% 0.06% 5.00% 2.07% 2011 18.74% 0.79% 1.27% - 0.62% 4.40% 2.70% - 0.83% 3.07% - 7.00% 0.39% 2.28% 5.51% 6.03% 2012 43.53% 0.05% 3.25% 5.34% 3.89% - 2.13% 6.56% 1.23% 3.38% 2.20% 4.29% 2.44% 6.55% 2013 7.25% - 3.16% 2.74% 3.10% - 1.31% 2.26% - 0.67% 3.00% 2.24% - 0.60% 1.21% 3.89% - 5.24% 2014 3.93% - 0.88% 1.20% 9.71% - 4.85% - 1.86% 1.77% - 2.52% 1.66% 0.76% - 1.53% 7.01% - 5.54% 2015 10.69% 2.24% 2.70% - 2.76% - 0.30% - 0.12% 3.82% 0.80% 2.19% - 0.46% 9.17% - 2.00% - 4.42% 2016 23.59% 1.02% 2.60% 2.62% 1.77% 1.46% 2.06% 0.95% 1.44% 0.68% 0.68% 4.25% 1.88% 2017 3.42% - 7.20% 5.21% - 6.85% 0.54% 2.89% 4.06% 2.36% 3.48% 1.40% - 1.58% - 7.23% 7.70% 2018 32.25% 2.63% 3.99% 0.88% 2.57% - 3.45% 1.49% 9.82% - 8.68% 4.15% 3.15% 3.92% 9.15% 2019 53.87% 4.21% 13.25% - 1.35% - 2.56% 7.51% 6.75% 4.66% 3.68% 12.59% 0.70% - 5.12% 1.26% 2020 34.66% 4.31% 0.85% 9.18% - 4.86% 3.28% 1.23% 1.71% 1.69% 6.25% 2.54% 3.77% 0.80% 2021 - 28.46% - 10.62% 3.18% 8.99% - 10.90% - 4.84% 10.54% - 8.61% 4.55% - 12.37% - 1.19% - 1.55% - 6.76% 2022 28.43% 4.29% 11.42% - 1.13% - 6.20% - 1.86% 2.41% 7.99% - 2.22% 2.04% 6.06% - 2.62% 6.56% 2023 17.12% - 3.71% 5.90% - 1.12% 0.03% - 2.19% 1.93% 3.83% 7.22% - 4.65% 3.06% 5.47% 0.94% 2024 9.45% 0.19% 0.02% 0.85% 4.68% 1.04% 2.70% 3.57% 6.74% - 1.37% - 9.31% - 1.01% 1.85% 2025 11.32% - 0.86% 3.38% - 0.39% - 1.56% 5.60% 12.19% - 4.97% - 1.76% 0.13% 2026 Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation . Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from July 7 , 1954 through June 10 , 2021 and the actual performance of the Index from June 11 , 2021 through September 30 , 2026 . Please see “Use of hypothetical backtested returns” at the end of this presentation for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns . Except as noted above and in the section entitled “Use of hypothetical backtested returns” at the end of this document, the hypothetical monthly and annual returns set forth above were determined using the methodology currently used to calculate the Index . PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Investing in the notes linked to the Index involves a number of risks . See “Selected Risks” on page 3 of this document, “Risk Factors” in the prospectus supplement and the relevant product supplement and underlying supplement and “Selected Risk Considerations” in the relevant pricing supplement . Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement or prospectus . Any representation to the contrary is a criminal otfense . The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank .

not exhaustive. You should also review carefully the related more appropriate . Actual results will vary, perhaps materially, from the hypothetical backtested returns and allocations presented in this document . HISTORICAL AND BACKTESTED PERFORMANCE AND ALLOCATIONS ARE NOT INDICATIVE OF FUTURE RESULTS . Investment suitability must be determined individually for each investor, and investments linked to the Index may not be suitable for all investors . This material is not a product of J . P . Morgan Research Departments . Copyright © 2026 JPMorgan Chase & Co . All rights reserved . For additional regulatory disclosures, please consult : www . jpmorgan . com/disclosures . Information contained on this website is not incorporated by reference in, and should not be considered part of, this document . This monthly update document replaces and supersedes all prior written materials of this type previously provided with respect to the Index .